UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2016

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. On October 19, 2016, the board of directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”) elected Lawrence D. Kingsley as an independent Class II Director and a member of its Compensation and Finance Committees effective that date. To accommodate Mr. Kingsley’s election as a Class II Director, the Board increased the number of Directors constituting the Board from nine to ten and the number of Class II Directors from three to four. It is expected that Mr. Kingsley will stand for election by stockholders as a Class II Director at the 2017 annual meeting of stockholders, with a three-year term expiring in 2020.

Mr. Kingsley will receive the same compensation as is paid to the Company’s other nonemployee Directors as described in the section entitled “Corporate Governance – Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2016, which description is incorporated herein by reference. The cash fee to be paid to Mr. Kingsley in the fourth quarter of 2016 will be prorated to reflect the effective date of his election to the Board on October 19, 2016. Annual deferred stock unit and stock option grants were made to Directors on May 4, 2016, the date of the 2016 Annual Meeting. Since Mr. Kingsley was not serving as a Director at that time, such grants will be made to him on December 1, 2016, and the award values will be prorated to reflect the portion of the year during which he will serve on the Board, specifically from the effective date of his election on October 19, 2016 until the Company’s 2017 annual meeting of stockholders.

.

On October 19, 2016, the Company issued a press release regarding Mr. Kingsley’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed.

99.1	Press Release dated October 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: October 19, 2016	By:	/s/ Jacqueline L. Studer
Jacqueline L. Studer
Corporate Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 19, 2016.

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